THE WET SEAL, INC.

2005 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of March 7, 2008 by and between The Wet Seal, Inc., Delaware corporation (the “Company”), and Edmond S. Thomas, who is the President and Chief Executive Officer of the Company (“Participant”). Capitalized terms not defined herein will have the meaning ascribed to them in the Company’s 2005 Stock Incentive Plan, as amended and/or restated from time to time (the “Plan”)

Total Option Shares:	100,000
Exercise Price Per Share:	$_____[1]
Date of Grant:	March 7, 2008
Expiration Date:	March 7, 2013
Type of Stock Option (Check One):	[ ] Incentive Stock Option, to the maximum extent permissible [ X ] Nonqualified Stock Option

1.       Grant of Option. The Company hereby grants to Participant an option (this “Option”) to purchase the total number of shares of Common Stock of the Company set forth above as Total Option Shares (the “Shares”) at the Exercise Price Per Share, subject to all of the terms and conditions of this Agreement and the Plan.

2.	Exercise Period.

2.1.         Provided Participant continues to provide Continuous Service to the Company or any Subsidiary, the Option will become vested and exercisable with respect to 33 1/3% of the Shares on each of the next three (3) anniversaries of the Date of Grant until the Option is 100% vested, subject to Executive’s Continuous Service with the Company on each of those vesting dates. Except as provided in this Agreement, unvested Shares will not be exercisable on or after Participant’s termination of Continuous Service (“Termination Date”) and will immediately terminate on such Termination Date.

2.2.        The Option will expire on the Expiration Date set forth above or earlier as provided in this Agreement or the Plan.

_________________________

1 Closing price of common stock on March 7, 2008.

3.	Termination of Continuous Service.

3.1.        If Participant’s Continuous Service is terminated, the Option will remain exercisable as follows:

(a)          If Participant’s termination of Continuous Service is due to death, all unvested Shares will terminate and all vested Shares will be exercisable by Participant’s designated beneficiary, or if none, the person(s) to whom such Participant’s rights under the Option are transferred by will or the laws of descent and distribution for one (1) year following the Termination Date (but in no event beyond the term of the Option).

(b)          If Participant’s termination of Continuous Service is due to Disability (as such term is defined in Participant’s Employment Agreement with the Company dated as of the date hereof (the “Employment Agreement”)), all unvested Shares will terminate and all vested Shares will be exercisable by Participant for one (1) year following the Termination Date (but in no event beyond the term of the Option).

(c)          If Participant’s termination of Continuous Service is due to termination for Cause (as such term is defined in the Employment Agreement) or voluntary termination without Good Reason (as such term is defined in the Employment Agreement) by Participant, the Shares will terminate on the Termination Date, regardless of whether the Shares were then exercisable.

(d)          If Participant’s termination of Continuous Service is due to any other reason, all unvested Shares will terminate on the Termination Date and all Shares (to the extent exercisable as of the Termination Date) will be exercisable for a period of three (3) months following such Termination Date (but in no event beyond the term of the Option) and will thereafter terminate. Participant’s status as an employee will not be considered terminated in the case of leave of absence agreed to in writing by the Company (including but not limited to military and sick leave); provided, that, such leave is for a period of not more than three (3) months or reemployment upon expiration of such leave is guaranteed by contract or statute.

3.2.         Nothing in the Plan or this Agreement will confer on Participant any right to the continuation of service with the Company, or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his Continuous Service at any time.

4.	Manner of Exercise.

4.1.         Participant (or in the case of exercise after Participant’s death or Disability, Participant’s executor, administrator, heir or legatee, as the case may be) may exercise the Option by giving written notice of exercise to the Company in a form approved by the Company specifying the number Shares to be purchased. Such notice must be accompanied by the payment in full of the aggregate exercise price for the Shares to be acquired. The aggregate exercise price for the Shares may be paid by in the following manner: (i) cash or certified or bank check, (ii) surrender of Common Stock held by Participant for at least 6 months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, (iii) if established by the Company, through a “same day sale” commitment from Participant and a broker-dealer selected by the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, or (iv) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. Participant’s subsequent transfer or disposition of any Shares acquired upon exercise of an Option will be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of the Plan.

4.2.        Upon (a) exercise of a Nonqualified Stock Option or (b) under any other circumstances determined by the Committee in its sole discretion, the Company will have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any Federal, state, local income taxes or other taxes incurred by reason of the exercise of Option granted hereunder that the Company may be required to withhold with respect thereto. In the event of clauses (a) or (b), Participant will pay to the Company such amount as the Company deems necessary to satisfy its minimum tax withholding obligation and such payment will be made: (i) in cash, (ii) to the extent authorized by the Committee, having the Company retain shares which would otherwise be delivered upon exercise of the Option, (iii) to the extent authorized by the Committee, delivering or attesting to ownership of Shares owned by the holder of the Option for at least 6 months prior to the exercise of the Option (or such longer or shorter period as may be required to avoid a change to earnings for financial accounting purposes), or (iv) any combination of any such methods. For purposes hereof, Shares will be valued at Fair Market Value.

5.            Issuance of Shares. Except as otherwise provided in the Plan or this Agreement, as promptly as practicable after receipt of such written notification of exercise and full payment of the Exercise Price and any required income tax withholding, the Company will issue or transfer to Participant the number of Shares with respect to which the Option have been so exercised (less shares withheld in satisfaction of tax withholding obligations, if any), and will deliver to Participant a certificate or certificates therefor, registered in Participant’s name.

6.	Company; Participant.

6.1.        The term “Company” as used in this Agreement with reference to Continuous Service will include the Company and its Subsidiary, if any, as appropriate.

6.2.         Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word “Participant” will be deemed to include such person or persons.

7.            Non-Transferability. The Option is not transferable by Participant otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution, and are exercisable during Participant’s lifetime only by him. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

8.            Rights as Shareholder. Participant or a transferee of the Option will have no rights as shareholder with respect to any Shares until he or she will have become the holder of record of such Shares, and no adjustment will be made for dividends or distributions or other rights in respect of such Shares for which the record date is prior to the date upon which he or she will become the holder of record thereof.

9.            Adjustments. The Shares into which the Option is exercisable may be adjusted or terminated in any manner as contemplated by the Plan.

10.          Change of Control. Notwithstanding the terms of the Plan to the contrary, to the extent Participant is terminated without Cause (as defined in the Employment Agreement) or Participant terminates his employment for Good Reason (as defined in the Employment Agreement) with within ninety (90)days after a Change of Control, all Shares will become 100% vested and exercisable.

11.          Compliance with Law. Notwithstanding any of the provisions hereof, Participant hereby agrees that he will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares to Participant hereunder, if the exercise hereof or the issuance or transfer of such shares will constitute a violation by Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee will be final, binding and conclusive. The Company will in no event be obliged to register any securities pursuant to the Securities Act (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.

12.          Notice. Every notice or other communication relating to this Agreement will be in writing, and will be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by Participant to the Company will be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to Participant may be given to Participant personally or may be mailed to him at his address as recorded in the records of the Company.

13.          Binding Effect. Subject to Section 7 hereof, this Agreement will be binding upon the heirs, executors, administrators and successors of the parties hereto.

14.          Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of California without regard to its conflict of law principles.

15.          Plan. The terms and provisions of the Plan are incorporated herein by reference, and Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement will govern and control.

16.          Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s beneficiaries, executors, administrators and the person or persons to whom this Agreement may be transferred by will or the laws of descent or distribution.

17.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

`

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and Participant has executed this Agreement in triplicate, effective as of the Date of Grant.

THE WET SEAL, INC.	PARTICIPANT
By:
Name: Title:	Edmond S. Thomas